UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 17, 2014

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2014, DCT Industrial Trust Inc. (the “Company”) filed with the State Department of Assessments and Taxation of Maryland two Articles of Amendment (the “Amendments”) to its Articles of Amendment and Restatement, as amended, that: (i) provided for a 1-for-4 reverse stock split of the issued and outstanding shares of common stock of the Company, par value $0.01 (the “Common Stock”), effective at 5:00 p.m. Eastern time on November 17, 2014, and (ii) provided for the par value of the Common Stock to be changed from $0.04 per share (as a result of the reverse stock split) back to $0.01 per share, effective at 5:01 p.m. Eastern Time on November 17, 2014.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the complete Amendments, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Amendment.

3.2	Articles of Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: November 17, 2014

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